Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2018 Results

Key Performance Indicators

•	Earnings per share ("EPS") increased 94% year-over-year to $1.01.

◦	Q1 2018 EPS included $0.29 of cost from NPH and Q1 2017 included $0.14 of debt refinancing cost. Prior to these costs, Q1 2018 EPS increased 96% year-over-year to $1.30.

◦	Net Income increased 94% year-over-year to $94 million.

◦	Net Income prior to the costs noted above increased 97% year-over-year to $120 million.

•	EPS prior to Amortization of Intangible Assets** increased 90% year-over-year to $1.11.

◦	Prior to Q1 2018 NPH costs and Q1 2017 debt refinancing cost, EPS prior to Amortization of Intangible Assets increased 86% year-over-year to $1.36.

•	Total Brokerage and Advisory Assets increased 22% year-over-year to $648 billion, up 5% sequentially.

◦	Total Brokerage and Advisory Assets prior to NPH increased 9% year-over-year to $578 billion, down 0.4% sequentially.

•	Total Net New Assets were an inflow of $38.9 billion, including $36.0 billion from NPH.

◦	Total Net New Assets prior to NPH were an inflow of $2.9 billion, translating to a 2.0% annualized growth rate.

•	Net new advisory assets prior to NPH were an inflow of $6.9 billion, translating to a 10.5% annualized growth rate.

•	Net new brokerage assets prior to NPH were an outflow of $4.1 billion, translating to a (5.2%) annualized rate.

◦	Total Net New Assets from NPH in Q4 2017 and Q1 2018 totaled $70.2 billion.

◦	Advisor count increased to 16,067, including 941 advisors joining from NPH. In total, approximately 1,900 advisors joined from NPH.

◦	Production retention rate year-to-date was 96%.

•	Gross Profit** increased 23% year-over-year to $464 million, including approximately $24 million generated by NPH advisors.

•	EBITDA** increased 21% year-over-year to $183 million.

◦	EBITDA prior to NPH increased 40% year-over-year to $213 million.

◦	EBITDA as a percentage of Gross Profit was 40%, flat from a year ago.

•	EBITDA as a percentage of Gross Profit prior to NPH was 48%, up from 40% a year ago.

◦	Core G&A** increased 14% year-over-year to $201 million, and increased 3% sequentially.

•	Core G&A prior to NPH increased 3% year-over-year to $182 million, and decreased 0.3% sequentially.

Key Updates

•	Increased estimated NPH annual run-rate EBITDA accretion from $85 million to approximately $90 million by the end of 2018 based on the improved macro environment.

•	The Company continues to anticipate total asset transfer from NPH within a range of $70 to $75 billion.

•	Returned $83 million of capital to shareholders in Q1 through $61 million of share repurchases and $23 million of dividends for the quarter.

SAN DIEGO - May 3, 2018 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2018, reporting net income of $94 million, or $1.01 per share. This compares with $48 million, or $0.52 per share, in the first quarter of 2017 and $64 million, or $0.69 per share, in the prior quarter.
“We started 2018 with another quarter of business and earnings growth,” said Dan Arnold, president and CEO. “Looking ahead, our strategic priorities remain growing our core business and executing with excellence.  We continue our focus on making it easier for advisors to do business with us, investing in technology, and enhancing capabilities.  We believe this focus will enable our advisors’ practices to thrive and drive future growth.”

“This quarter our earnings continued to grow, nearly doubling from a year ago,” said Matt Audette, CFO. “We grew gross profit, remained disciplined on expenses, and drove operating leverage. Our share repurchases also increased from the prior quarter. Going forward, our capital allocation priorities remain investing for organic growth, taking advantage of M&A opportunities if they arise, and returning capital to shareholders."

Additional First Quarter 2018 Financial and Business Highlights
NPH Update

•	Onboarded $36.0 billion in Total Brokerage and Advisory Assets, including $29.9 billion in brokerage assets and $6.2 billion in advisory assets in Q1.

•	Q1 onboarding expenses were $16 million, including $6 million of Core G&A expense and $10 million of promotional expense. Total onboarding expense including 2017 and Q1 2018 was $36 million.

•
Q1 financial assistance was $53 million, including $34 million provided as forgivable loans and $19 million provided as cash assistance. Total financial assistance including 2017 and Q1 2018 was $97 million.

•
Finalized the purchase price of the NPH transaction at $325 million following the onboarding of the second wave of advisors, including $211 million of intangible assets. This increased Q1 amortization of intangible assets expense by $3 million sequentially.

Capital Management

•	The Company returned capital to shareholders totaling $83 million in Q1 2018, translating to $0.90 per share.

◦	Deployed $61 million of capital to repurchase 968 thousand shares at an average price of $62.84 per share in Q1 2018.

◦	Paid dividends of $23 million on March 23, 2018.

•	Capital expenditures were primarily driven by technology spend and totaled $23 million in Q1.

•
Cash available for corporate use was $474 million as of quarter-end, and Credit Agreement Net Leverage Ratio, which only applies to the revolving credit facility, was 2.46x, down 0.35x from the prior quarter.

◦
After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $174 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.25x.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, May 3. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 9793629, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until May 10 and May 24, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 9793629.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker/dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*based on total revenues, Financial Planning magazine June 1996-2017.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 32 on page 21 of this release.
Gross Profit is calculated as net revenues, which were $1,242 million for the three months ended March 31, 2018, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $762 million and $16 million, respectively, for the three months ended March 31, 2018. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,092 million for the three months ended March 31, 2018, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 3 on page 19 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the Company's acquisition of the broker/dealer network of National Planning Holdings, Inc. ("NPH"). The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Note on Pro Forma Calculations
This press release includes pro forma calculations, including EPS and net income prior to the impact of NPH and debt refinancing costs. 2018 pro forma amounts were calculated using a 28% effective tax rate, which is the mid-point of the Company’s expected effective tax rate between 27-29% for 2018. 2017 pro forma amounts were calculated using a 39.5% effective rate, which was the Company's prior expected effective tax rate.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, priorities and business strategies, including forecasts and statements relating to NPH annual run-rate EBITDA accretion, total anticipated asset transfer from NPH, future expenses, future capital allocation, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of May 3, 2018. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business;
fluctuations in the value and levels of advisory and brokerage assets and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to open accounts and/or move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including changes in the retail retirement savings area and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; changes made to the Company’s offerings, services, and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, including as a result of the NPH acquisition; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2017 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017	% Change
REVENUES
Commission	$474,811	$421,164	13%
Advisory	422,387	329,859	28%
Asset-based	219,336	157,223	40%
Transaction and fee	116,649	108,162	8%
Interest income, net of interest expense	7,781	5,793	34%
Other	593	13,226	(96%)
Total net revenues	1,241,557	1,035,427	20%
EXPENSES
Commission and advisory	761,697	645,063	18%
Compensation and benefits	123,517	113,212	9%
Promotional	67,427	36,654	84%
Depreciation and amortization	20,701	20,747	—%
Amortization of intangible assets	13,222	9,491	39%
Occupancy and equipment	27,636	25,199	10%
Professional services	22,172	15,537	43%
Brokerage, clearing and exchange	15,877	14,186	12%
Communications and data processing	11,174	11,014	1%
Other	28,586	22,563	27%
Total operating expenses	1,092,009	913,666	20%
Non-operating interest expense	29,622	25,351	17%
Loss on extinguishment of debt	—	21,139	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	119,926	75,271	59%
PROVISION FOR INCOME TAXES	26,396	27,082	(3%)
NET INCOME	$93,530	$48,189	94%
EARNINGS PER SHARE
Earnings per share, basic	$1.04	$0.54	93%
Earnings per share, diluted	$1.01	$0.52	94%
Weighted-average shares outstanding, basic	89,997	89,868	—%
Weighted-average shares outstanding, diluted	92,784	92,004	1%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2018	Q4 2017	Q3 2017
REVENUES
Commission	$474,811	$425,943	$403,011
Advisory	422,387	375,928	356,945
Asset-based	219,336	193,707	183,953
Transaction and fee	116,649	103,145	103,999
Interest income, net of interest expense	7,781	6,542	6,162
Other	593	11,177	10,038
Total net revenues	1,241,557	1,116,442	1,064,108
EXPENSES
Commission and advisory	761,697	697,725	663,765
Compensation and benefits	123,517	119,748	113,659
Promotional	67,427	60,066	42,935
Depreciation and amortization	20,701	20,138	21,996
Amortization of intangible assets	13,222	9,997	9,352
Occupancy and equipment	27,636	26,343	22,803
Professional services	22,172	20,675	16,438
Brokerage, clearing and exchange expense	15,877	15,480	13,491
Communications and data processing	11,174	12,416	10,866
Other	28,586	25,070	24,376
Total operating expenses	1,092,009	1,007,658	939,681
Non-operating interest expense	29,622	28,894	26,519
Loss on extinguishment of debt	—	—	1,268
INCOME BEFORE PROVISION FOR INCOME TAXES	119,926	79,890	96,640
PROVISION FOR INCOME TAXES	26,396	15,792	38,498
NET INCOME	$93,530	$64,098	$58,142
EARNINGS PER SHARE
Earnings per share, basic	$1.04	$0.71	$0.65
Earnings per share, diluted	$1.01	$0.69	$0.63
Weighted-average shares outstanding, basic	89,997	89,921	89,967
Weighted-average shares outstanding, diluted	92,784	92,386	92,042

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$820,056	$811,136
Cash segregated under federal and other regulations	650,335	763,831
Restricted cash	55,418	50,688
Receivables from:
Clients, net of allowance of $514 at March 31, 2018 and $466 at December 31, 2017	384,215	344,230
Product sponsors, broker-dealers, and clearing organizations	216,733	196,207
Advisor loans, net of allowance of $3,446 at March 31, 2018 and $3,264 at December 31, 2017	232,904	219,157
Others, net of allowance of $7,283 at March 31, 2018 and $6,115 at December 31, 2017	245,120	228,986
Securities owned:
Trading — at fair value	16,255	17,879
Held-to-maturity — at amortized cost	10,585	11,833
Securities borrowed	6,663	12,489
Fixed assets, net of accumulated depreciation and amortization of $445,555 at March 31, 2018 and $427,344 at December 31, 2017	411,272	412,684
Goodwill	1,476,775	1,427,769
Intangible assets, net of accumulated amortization of $432,288 at March 31, 2018 and $419,066 at December 31, 2017	513,592	414,093
National Planning Holdings acquisition	—	162,500
Other assets	308,095	285,269
Total assets	$5,348,018	$5,358,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$136,936	$185,929
Payables to clients	917,506	962,891
Payables to broker-dealers and clearing organizations	62,156	54,262
Accrued commission and advisory expenses payable	151,141	147,095
Accounts payable and accrued liabilities	447,943	461,149
Income taxes payable	23,425	469
Unearned revenue	96,410	72,222
Securities sold, but not yet purchased — at fair value	334	1,182
Long-term borrowing, net of unamortized debt issuance cost of $21,989 at March 31, 2018 and $22,812 at December 31, 2017	2,381,719	2,385,022
Leasehold financing and capital lease obligations	106,076	107,518
Deferred income taxes, net	15,879	16,004
Total liabilities	4,339,525	4,393,743
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 124,037,616 shares issued at March 31, 2018 and 123,030,383 shares issued at December 31, 2017	124	123
Additional paid-in capital	1,592,436	1,556,117
Treasury stock, at cost — 34,270,821 shares at March 31, 2018 and 33,262,115 shares at December 31, 2017	(1,373,457)	(1,309,568)
Retained earnings	789,390	718,336
Total stockholders’ equity	1,008,493	965,008
Total liabilities and stockholders’ equity	$5,348,018	$5,358,751

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 9-18 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2018	Q4 2017	% Change	Q1 2017	% Change
Gross Profit(1)
Sales-based commissions	$187,233	$174,052	8%	$186,577	—%
Trailing commissions	287,578	251,891	14%	234,587	23%
Advisory	422,387	375,928	12%	329,859	28%
Commission and advisory fees	897,198	801,871	12%	751,023	19%
Commission and advisory expense	(761,697)	(697,725)	9%	(645,063)	18%
Commission and advisory fees, net of payout	135,501	104,146	30%	105,960	28%
Cash sweep	104,084	88,333	18%	59,651	74%
Other asset-based(2)	115,252	105,374	9%	97,572	18%
Transaction and fee	116,649	103,145	13%	108,162	8%
Interest income and other	8,374	17,719	(53%)	19,019	(56%)
Total net commission and advisory fees and attachment revenue	479,860	418,717	15%	390,364	23%
Brokerage, clearing, and exchange expense	(15,877)	(15,480)	3%	(14,186)	12%
Gross Profit(1)	463,983	403,237	15%	376,178	23%

G&A Expense
Core G&A(3)	201,039	194,607	3%	177,026	14%
Regulatory charges	6,440	5,433	n/m	5,270	n/m
Promotional	67,427	60,066	12%	36,654	84%
Employee share-based compensation	5,606	4,212	33%	5,229	7%
Total G&A	280,512	264,318	6%	224,179	25%
EBITDA(1)	183,471	138,919	32%	151,999	21%
Depreciation and amortization	20,701	20,138	3%	20,747	—%
Amortization of intangible assets	13,222	9,997	32%	9,491	39%
Non-operating interest expense	29,622	28,894	3%	25,351	17%
Loss on extinguishment of debt	—	—	n/m	21,139	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	119,926	79,890	50%	75,271	59%
PROVISION FOR INCOME TAXES	26,396	15,792	67%	27,082	(3%)
NET INCOME	$93,530	$64,098	46%	$48,189	94%
Earnings per share, diluted	$1.01	$0.69	46%	$0.52	94%
Weighted-average shares outstanding, diluted	92,784	92,386	—%	92,004	1%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 9-18 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2018	Q4 2017	Q3 2017
Gross Profit(1)
Sales-based commissions	$187,233	$174,052	$160,098
Trailing commissions	287,578	251,891	242,913
Advisory	422,387	375,928	356,945
Commission and advisory fees	897,198	801,871	759,956
Commission and advisory expense	(761,697)	(697,725)	(663,765)
Commission and advisory fees, net of payout	135,501	104,146	96,191
Cash sweep	104,084	88,333	81,617
Other asset-based(2)	115,252	105,374	102,336
Transaction and fee	116,649	103,145	103,999
Interest income and other	8,374	17,719	16,200
Total net commission and advisory fees and attachment revenue	479,860	418,717	400,343
Brokerage, clearing, and exchange expense	(15,877)	(15,480)	(13,491)
Gross Profit(1)	463,983	403,237	386,852

G&A Expense
Core G&A(3)	201,039	194,607	178,769
Regulatory charges	6,440	5,433	4,433
Promotional	67,427	60,066	42,935
Employee share-based compensation	5,606	4,212	4,940
Total G&A	280,512	264,318	231,077
EBITDA(1)	183,471	138,919	155,775
Depreciation and amortization	20,701	20,138	21,996
Amortization of intangible assets	13,222	9,997	9,352
Non-operating interest expense	29,622	28,894	26,519
Loss on extinguishment of debt	—	—	1,268
INCOME BEFORE PROVISION FOR INCOME TAXES	119,926	79,890	96,640
PROVISION FOR INCOME TAXES	26,396	15,792	38,498
NET INCOME	$93,530	$64,098	$58,142
Earnings per share, diluted	$1.01	$0.69	$0.63
Weighted-average shares outstanding, diluted	92,784	92,386	92,042

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2018	Q4 2017	Change	Q1 2017	Change
Market Drivers
S&P 500 Index (end of period)	2,641	2,674	(1%)	2,363	12%
Fed Funds Daily Effective Rate (FFER) (average bps)	145	120	25bps	70	75bps
Assets
Advisory Assets(4)	$283.5	$273.0	4%	$225.7	26%
Brokerage Assets(5)	364.1	342.1	6%	304.6	20%
Total Brokerage and Advisory Assets	$647.5	$615.1	5%	$530.3	22%
Advisory % of Total Assets	43.8%	44.4%	(60bps)	42.6%	120bps
Assets Prior to NPH
Advisory Assets(4)	$269.8	$265.2	2%	$225.7	20%
Brokerage Assets(5)	308.4	315.5	(2)%	304.6	1%
Total Brokerage and Advisory Assets	$578.1	$580.7	—%	$530.3	9%
Advisory % of Total Assets	46.7%	45.7%	100bps	42.6%	410bps

Assets by Platform
Corporate Platform Advisory Assets(6)	$167.7	$160.0	5%	$133.6	26%
Hybrid Platform Advisory Assets(7)	115.7	113.0	2%	92.1	26%
Brokerage Assets	364.1	342.1	6%	304.6	20%
Total Brokerage and Advisory Assets	$647.5	$615.1	5%	$530.3	22%
Assets by Platform Prior to NPH
Corporate Platform Advisory Assets(6)	$155.7	$152.7	2%	$133.6	17%
Hybrid Platform Advisory Assets(7)	114.1	112.5	1%	92.1	24%
Brokerage Assets	308.4	315.5	(2%)	304.6	1%
Total Brokerage and Advisory Assets	$578.1	$580.7	—%	$530.3	9%

Centrally Managed Assets
Centrally Managed Assets(8)	$35.9	$32.9	9%	$25.0	44%
Centrally Managed % of Total Advisory Assets	12.7%	12.1%	60bps	11.1%	160bps
Centrally Managed Assets Prior to NPH
Centrally Managed Assets(8)	$33.3	$31.8	5%	$25.0	33%
Centrally Managed % of Total Advisory Assets	12.3%	12.0%	30bps	11.1%	120bps

Retirement Assets
Advisory Retirement Assets	$159.2	$152.6	4%	$124.5	28%
Brokerage Retirement Assets	186.3	168.7	10%	148.4	26%
Total Retirement Assets(9)	$345.5	$321.3	8%	$272.9	27%
Retirement % of Total Assets	53.4%	52.2%	120bps	51.5%	190bps
Retirement Assets Prior to NPH
Advisory Retirement Assets	$150.6	$147.8	2%	$124.5	21%
Brokerage Retirement Assets	156.2	158.6	(2)%	148.4	5%
Total Retirement Assets(9)	$306.8	$306.4	—%	$272.9	12%
Retirement % of Total Assets	53.1%	52.8%	30bps	51.5%	160bps

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2018	Q4 2017	Change	Q1 2017	Change
Net New Assets (NNA)
Net New Advisory Assets(10)	$13.1	$14.0	n/m	$6.0	n/m
Net New Brokerage Assets(11)	25.8	23.5	n/m	(3.4)	n/m
Total Net New Assets	$38.9	$37.5	n/m	$2.6	n/m
Net Brokerage to Advisory Conversions(12)	$2.5	$2.1	n/m	$2.3	n/m

Net New Assets Prior to NPH
Net New Advisory Assets(10)	$6.9	$6.3	n/m	$6.0	n/m
Net New Brokerage Assets(11)	(4.1)	(3.0)	n/m	(3.4)	n/m
Total Net New Assets	$2.9	$3.3	n/m	$2.6	n/m
Advisory NNA Annualized Growth(13)	10%	10%	n/m	11%	n/m
Total NNA Annualized Growth(13)	2%	2%	n/m	2%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(14)	$10.4	$11.1	n/m	$3.5	n/m
Hybrid Platform Net New Advisory Assets(15)	2.7	2.9	n/m	2.5	n/m
Total Net New Advisory Assets	$13.1	$14.0	n/m	$6.0	n/m
Centrally Managed Net New Advisory Assets(16)	$3.3	$2.5	n/m	$0.9	n/m

Net New Advisory Assets Prior to NPH
Corporate Platform Net New Advisory Assets(14)	$4.3	$3.9	n/m	$3.5	n/m
Hybrid Platform Net New Advisory Assets(15)	2.6	2.4	n/m	2.5	n/m
Total Net New Advisory Assets	$6.9	$6.3	n/m	$6.0	n/m
Centrally Managed Net New Advisory Assets(16)	$1.8	$1.4	n/m	$0.9	n/m

Cash Sweep Balances
Insured Cash Account Balances	$22.6	$22.9	(1%)	$22.0	3%
Deposit Cash Account Balances	4.2	4.2	—%	4.2	—%
Money Market Account Cash Balances	2.9	2.7	7%	3.8	(24%)
Total Cash Sweep Balances	$29.6	$29.8	(1%)	$30.0	(1%)
Cash Sweep % of Total Assets	4.6%	4.8%	(20bps)	5.7%	(110bps)
Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$21.7	$22.5	(4%)	$22.0	(1%)
Deposit Cash Account Balances	3.8	4.0	(5%)	4.2	(10%)
Money Market Account Cash Balances	2.1	2.3	(9%)	3.8	(45%)
Total Cash Sweep Balances	$27.6	$28.8	(4%)	$30.0	(8%)
Cash Sweep % of Total Assets	4.8%	5.0%	(20bps)	5.7%	(90bps)

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(17)	152	132	20	88	64
Deposit Cash Account Fee Average Fee - bps(17)	150	113	37	62	88
Money Market Account Average Fee - bps(17)	71	69	2	53	18
Total Cash Sweep Average Fee - bps(17)	144	124	20	80	64

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in billions, except where noted)
(Unaudited)

	March 2018	February 2018	Feb to Mar Change	January 2018	December 2017
Assets Served
Advisory Assets(4)	$283.5	$284.3	(0.3%)	$284.2	$273.0
Brokerage Assets(5)	364.1	366.6	(0.7%)	352.3	342.1
Total Brokerage and Advisory Assets	$647.5	$650.9	(0.5%)	$636.5	$615.1

Assets Served Prior to NPH
Advisory Assets(4)	$269.8	$270.6	(0.3%)	$276.0	$265.2
Brokerage Assets(5)	308.4	313.6	(1.7%)	322.4	315.5
Total Brokerage and Advisory Assets	$578.1	$584.2	(1.0%)	$598.4	$580.7

Net New Assets
Net New Advisory Assets(10)	$1.7	$8.4	n/m	$3.0	$10.0
Net New Brokerage Assets(11)	2.1	23.0	n/m	0.7	25.6
Total Net New Assets	$3.8	$31.4	n/m	$3.7	$35.6
Net Brokerage to Advisory Conversions(12)	$0.7	$0.8	n/m	$1.0	$0.7

Net New Assets Prior to NPH
Net New Advisory Assets(10)	$1.7	$2.5	n/m	$2.8	$2.4
Net New Brokerage Assets(11)	(1.6)	(0.9)	n/m	(1.6)	(0.9)
Total Net New Assets	$0.1	$1.6	n/m	$1.2	$1.5

Cash Sweep Balances
Insured Cash Account Balances	$22.6	$22.6	—%	$22.2	$22.9
Deposit Cash Account Balances	4.2	4.1	2.4%	4.0	4.2
Money Market Account Cash Balances	2.9	3.0	(3.3%)	2.5	2.7
Total Client Cash Sweep Balances	$29.6	$29.7	(0.3%)	$28.7	$29.8

Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$21.7	$21.8	(0.5%)	$21.7	$22.5
Deposit Cash Account Balances	3.8	3.8	—%	3.8	4.0
Money Market Account Cash Balances	2.1	2.2	(4.5%)	2.2	2.3
Total Client Cash Sweep Balances	$27.6	$27.7	(0.4%)	$27.7	$28.8

Market Indices
S&P 500 Index (end of period)	2,641	2,714	(2.7%)	2,824	2,674
Fed Funds Effective Rate (average bps)	151	142	9bps	142	130

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2018	Q4 2017	% Change	Q1 2017	% Change
Commission Revenue by Product
Variable annuities	$200,043	$174,209	15%	$166,796	20%
Mutual funds	153,745	137,316	12%	131,474	17%
Alternative investments	5,567	6,547	(15%)	7,171	(22%)
Fixed annuities	34,055	32,054	6%	36,912	(8%)
Equities	23,601	20,659	14%	21,974	7%
Fixed income	30,324	26,373	15%	27,495	10%
Insurance	18,494	19,998	(8%)	17,722	4%
Group annuities	8,894	8,638	3%	11,479	(23%)
Other	88	149	(41%)	141	(38%)
Total commission revenue	$474,811	$425,943	11%	$421,164	13%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$53,902	$51,523	5%	$50,925	6%
Mutual funds	37,057	32,318	15%	36,461	2%
Alternative investments	1,830	2,940	(38%)	5,154	(64%)
Fixed annuities	28,337	26,767	6%	32,094	(12%)
Equities	23,601	20,659	14%	21,974	7%
Fixed income	24,355	20,548	19%	21,902	11%
Insurance	16,865	18,512	(9%)	16,146	4%
Group annuities	1,198	636	88%	1,780	(33%)
Other	88	149	(41%)	141	(38%)
Total sales-based commissions	$187,233	$174,052	8%	$186,577	—%
Trailing commissions
Variable annuities	$146,141	$122,686	19%	$115,871	26%
Mutual funds	116,688	104,998	11%	95,013	23%
Alternative investments	3,737	3,607	4%	2,017	85%
Fixed annuities	5,718	5,287	8%	4,818	19%
Fixed income	5,969	5,825	2%	5,593	7%
Insurance	1,629	1,486	10%	1,576	3%
Group annuities	7,696	8,002	(4%)	9,699	(21%)
Total trailing commissions	$287,578	$251,891	14%	$234,587	23%
Total commission revenue	$474,811	$425,943	11%	$421,164	13%

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2018	Q4 2017	Change	Q1 2017	Change
Payout Rate
Base Payout Rate	82.60%	82.56%	4bps	82.99%	(39bps)
Production Based Bonuses	2.05%	3.28%	(123bps)	1.72%	33bps
GDC Sensitive Payout	84.65%	85.84%	(119bps)	84.71%	(6bps)
Non-GDC Sensitive Payout	0.25%	1.17%	(92bps)	1.18%	(93bps)
Total Payout Ratio	84.90%	87.01%	(211bps)	85.89%	(99bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.73%	2.65%	8bps	2.65%	8bps

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2018		Q4 2017
Credit Agreement EBITDA Trailing Twelve Months(1)(18)
Net income	$284,204		$238,863
Non-operating interest expense	111,296		107,025
Provision for income taxes	125,021		125,707
Loss on extinguishment of debt	1,268		22,407
Depreciation and amortization	84,025		84,071
Amortization of intangible assets	42,024		38,293
EBITDA(1)	$647,838		$616,366
Credit Agreement Adjustments:
Employee share-based compensation expense	$19,790		$19,413
Advisor share-based compensation expense	9,358		9,109
NPH run-rate EBITDA accretion(19)	90,000		42,500
Realized NPH EBITDA Offset(20)	(4,500)		2,100
NPH onboarding costs	67,516		31,831
Other(21)	20,769		24,017
Credit Agreement EBITDA Trailing Twelve Months(1)(18)	$850,771		$745,336

Cash Available for Corporate Use(22)
Cash at Parent	$429,715		$387,446
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	36,342		44,031
Other Available Cash	8,237		7,996
Total Cash Available for Corporate Use	$474,294		$439,473

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,392,500		$2,396,250
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,092,500		$2,096,250
Credit Agreement EBITDA Trailing Twelve Months(18)	$850,771		$745,336
Credit Agreement Net Leverage Ratio	2.46	x	2.81	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,492,500		LIBOR+225 bps(b)		4.56%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,392,500				5.01%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $11.2 million as of March 31, 2018.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2018		Q4 2017		Change		Q1 2017		Change
Advisors
Advisors	16,067		15,210		6%		14,354		12%
Net New Advisors	857		957		n/m		(23)		n/m
Annualized commission and advisory fees per Advisor(23)	$230		$218		6%		$209		10%
Average Total Assets per Advisor ($ in millions)(24)	$40.3		$40.4		—%		$36.9		9%
Transition assistance loan amortization($ in millions)(25)	$16.8		$14.5		16%		$13.6		24%
Total client accounts (in millions)	5.3		4.8		10%		4.6		15%

Employees - period end	3,838		3,736		3%		3,306		16%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.06%		1.04%		2	bps	1.04%		2	bps
Gross Profit ROA(26)	28.8	bps	27.5	bps	1.3	bps	28.7	bps	0.1	bps
OPEX ROA(27)	19.5	bps	20.1	bps	(0.6	bps)	19.4	bps	0.1	bps
EBIT ROA(28)	9.3	bps	7.4	bps	1.9	bps	9.3	bps	—
Production Retention Rate (YTD annualized)(29)	96.2%		95.0%		120	bps	95.4%		80	bps
Recurring Gross Profit Rate (trailing twelve months) (30)	83.9%		82.6%		130	bps	80.9%		300	bps
EBITDA as a percentage of Gross Profit	39.5%		34.5%		500	bps	40.4%		(90	bps)

Productivity Metrics Prior to NPH
Gross Profit ROA(26)	30.0	bps	27.8	bps	2.2	bps	28.7	bps	1.3	bps
OPEX ROA(26)	17.5	bps	18.0	bps	(0.5	bps)	19.4	bps	(1.9	bps)
EBIT ROA(27)	12.5	bps	9.8	bps	2.7	bps	9.3	bps	3.2	bps
EBITDA as a percentage of Gross Profit	48.4%		42.6%		580	bps	40.4%		800	bps

Capital Allocation per Share(31) (in millions, except per share data)
Share Repurchases	$60.8		$30.0		103%		$22.5		170%
Dividends	22.6		22.5		—%		22.6		—%
Total Capital Allocated	$83.4		$52.5		59%		$45.1		85%
Weighted-average Share Count, Diluted	92.8		92.4		—%		92.0		1%
Total Capital Allocated per Share(31)	$0.90		$0.57		58%		$0.49		84%

Endnote Disclosures

(1)
The information presented on pages 9-18 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)
Other asset-based revenues consist of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(3)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q1 2018	Q4 2017	Q1 2017
Operating Expense Reconciliation (in thousands)
Core G&A	$201,039	$194,607	$177,026
Regulatory charges	6,440	5,433	5,270
Promotional	67,427	60,066	36,654
Employee share-based compensation	5,606	4,212	5,229
Total G&A	280,512	264,318	224,179
Commissions and advisory	761,697	697,725	645,063
Depreciation & amortization	20,701	20,138	20,747
Amortization of intangible assets	13,222	9,997	9,491
Brokerage, clearing and exchange	15,877	15,480	14,186
Total operating expense	$1,092,009	$1,007,658	$913,666

(4)	Consists of total advisory assets under custody at the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”).

(5)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(6)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(7)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(8)	Centrally Managed Assets represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(9)
Total Retirement Assets are a component of Total Brokerage and Advisory Assets. This measure does not include additional retirement plan assets custodied with third parties, estimated to be $140 billion as of March 31, 2018.

(10)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(11)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(12)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(13)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(14)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 6) less total client withdrawals from advisory accounts on its corporate advisory platform.

(15)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 7) less total client withdrawals from advisory accounts on its independent advisory platform.

(16)	Consists of total client deposits into Centrally Managed Assets accounts (FN 8) less total client withdrawals from Centrally Managed Assets accounts.

(17)	Calculated by dividing revenue for the period by the average balance during the period.

(18)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter.

(19)
Represents estimated potential future cost savings, operating expense reductions or other synergies included in Credit Agreement EBITDA in accordance with the Credit Agreement relating to the acquisition of NPH. Such amounts do not represent actual performance and there can be no assurance that any such cost savings, operating expense reductions or other synergies will be realized.

(20)
Represents the portion of Credit Agreement EBITDA that management estimates to be attributable to the NPH acquisition, which is added back to offset NPH run-rate EBITDA accretion, in accordance with the Credit Agreement.

(21)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(22)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(23)	Calculated based on the average advisor count from the current period and prior period.

(24)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(25)	Represents the amortization expense amount of forgivable loans from transition assistance paid to advisors and financial institutions.

(26)
Represents annualized Gross Profit (FN 1) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period. Prior to Q4 2017, Management calculated Gross Profit ROA by dividing annualized Gross Profit for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect this new methodology.

(27)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 3), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets. Prior to Q4 2017, Management calculated OPEX ROA by dividing annualized operating expenses for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect this new methodology.

(28)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(29)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(30)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the period presented. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(31)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(32)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS, prior to amortization of intangible assets against the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q1 2018
EPS	$1.01
Amortization of Intangible Assets	$13,222
Tax Benefit	(3,702)
Amortization of Intangible Assets Net of Tax Benefit	$9,520
Diluted Share Count	92,784
EPS Impact	$0.10
EPS Prior to Amortization of Intangible Assets	$1.11